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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 30, 2003

                            CALLOWAY'S NURSERY, INC.
             (Exact name of registrant as specified in its charter)

                                      Texas
         (State or other jurisdiction of incorporation or organization)

                                     0-19305
                            (Commission File Number)

                                   75-2092519
                      (IRS Employer Identification Number)

                         4200 Airport Freeway, Suite 200
                          Fort Worth, Texas 76106-1911
          (Address of principal executive offices, including zip code)

                                  817.222.1122
              (Registrant's telephone number, including area code)




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Item 5.       OTHER EVENTS

On October 24, 2002 the Company received a letter from NASDAQ indicating that the Company's common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4), and that the Company would be provided 180 calendar days, or until April 22, 2003, to demonstrate compliance.

On April 23, 2003 the Company received a letter from NASDAQ indicating that the Company meets the initial listing requirements for the NASDAQ SmallCap Market under Marketplace Rule 4310(c)(2)(A). Since the Company meets the initial listing requirements, the Company was granted an additional 180 calendar day grace period, or until October 20, 2003, to demonstrate compliance.

If compliance with the aforementioned rule cannot be demonstrated by October 20, 2003, the NASDAQ will again determine whether the Company meets the initial listing requirements; if so, the Company will then be granted an additional 90 calendar day grace period to demonstrate compliance.

                                   CALLOWAY'S NURSERY, INC.

                                   By: /s/ James C. Estill
                                   -----------------------
                                   James C. Estill

                                   President and Chief Executive Officer

                                   By:/s/ Daniel G. Reynolds
                                   -------------------------
                                   Daniel G. Reynolds

                                   Vice President and Chief Financial Officer